SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to

Section 13 or 15(d) of

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 7, 2005

OSCIENT PHARMACEUTICALS CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts	0-10824	04-2297484
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1000 Winter Street, Suite 2200

Waltham, Massachusetts 02451

(Address of principal executive offices, including zip code)

(781) 398-2300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.    OTHER EVENTS.

Dr. Gary Patou, a director and consultant of Oscient Pharmaceuticals Corporation (the “Company”), has informed the Company that he has reinstituted a written stock trading plan in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934. Under this plan, Dr. Patou may sell, prior to December 31, 2005, up to 327,060 shares of the Company’s common stock he acquires through the exercise of stock options and up to 153,000 shares of the Company’s common stock he currently holds. Currently, Dr. Patou reports beneficial ownership of 363,410 shares of the Company’s common stock and vested options to acquire 327,060 shares of the Company’s common stock; such options expire on March 31, 2006.

Rule 10b5-1 allows persons who may be considered insiders to establish written pre-arranged stock trading plans when they do not have material, non-public information. The plans establish predetermined trading parameters that do not permit the person adopting the plan to exercise any subsequent influence over how, when or whether to effect trades. Implementation of these plans seeks to avoid concerns about executing stock transactions while in possession of material, non-public information. The plan also permits corporate officers and directors to gradually diversify their investment portfolios and may minimize the market impact of stock trades by spreading them over an extended period of time. Dr. Patou has confirmed to the Company that, as required by securities laws, he will promptly publicly disclose any option exercises or stock sales made under the plan.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSCIENT PHARMACEUTICALS CORPORATION

By:	/s/ Stephen Cohen
Name: Stephen Cohen
Title: Senior Vice President and Chief Financial Officer

Date: June 7, 2005

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